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                                                                    EXHIBIT 21.1


                      SUBSIDIARIES OF GENDER SCIENCES, INC.

Except as indicated below, the following entities are direct/indirect 100% owned subsidiaries of the registrant:

Holistic Products Corp., a Delaware corporation
NutraPet Labs, Inc., a Delaware corporation